Applied Digital Reports Fiscal First Quarter 2024 Financial Results
-Generated Sequential Revenue Growth of 65% -
-Reaffirms Fiscal 2024 Full-Year Guidance -
-Applied Digital to Host Investor Day on October 12, 2023 -
DALLAS, TX – October 9, 2023 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, artificial intelligence cloud services (“Cloud services”), and datacenter hosting (“Hosting”), reported financial results for the fiscal first quarter ended August 31, 2023. The Company also provided forward guidance and an operational update.
Fiscal First quarter 2024 Financial and Operational Highlights
•Total revenue of $36.3 million
•Net loss of $11.9 million
•Adjusted EBITDA of $10.0 million
•Adjusted net income from operations of $0.1 million, or adjusted earnings per share of less than $0.01
•Fully energized 180 megawatt ("MW") hosting facility in Ellendale, ND
Adjusted EBITDA, adjusted net income, and adjusted earnings per share are non-GAAP measures. Reconciliations of adjusted EBITDA, adjusted net income, and adjusted earnings per share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") are set forth in the schedule accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”
Management Commentary
“The first quarter represented a strong start to the fiscal year and continued momentum for Applied Digital as we made meaningful progress across our business,” said Applied Digital Chairman and CEO Wes Cummins. “We are finalizing details for our Garden City facility and have a clear path now to reaching 500 MW across our three hosting facilities. The pipeline of Cloud customer opportunities remains strong and we began deploying GPUs for our first customer in that line of business during the quarter. We remain on schedule with developing additional HPC data center capacity and look forward to signing our first anchor tenant soon.”
“Looking ahead, we remain confident about our growth prospects as a differentiated provider of HPC data center infrastructure. Demand for our services from both traditional customers and emerging HPC applications remains robust, and we remain excited about the year ahead.”
Cloud Service Update
Applied Digital’s Cloud Service, offered through its wholly owned subsidiary Sai Computing, provides high-performance computing power for artificial intelligence and machine learning applications.
The Company has ordered 34,000 GPUs for the Company's Cloud services business. During the three months ended August 31, 2023, the Company received and deployed an initial production cluster of 1,024 GPUs, and began recognizing revenue on our first cloud services contract.

High-Performance Computing (HPC) Datacenter Hosting Update
Applied Digital’s HPC datacenter business designs, builds and operates next-generation datacenters designed to provide high computing power and support high-compute applications within a cost-effective model. The Company has over 300 MW of capacity in development, including 200 MW in North Dakota and 100 MW in Utah.
Datacenter Hosting Update
The Company's Ellendale, North Dakota facility was fully energized during the quarter and the Jamestown, North Dakota facility operated at full capacity. The Company’s 200 MW facility in Garden City, Texas is expected to energize during the fourth quarter of calendar year 2023. On September 8, 2023, the Company entered into a facility extension agreement with Oncor Electricity Delivery Company LLC ("Oncor") for the transmission and metering of power. With this in place, metering and telemetry equipment will be installed onsite by Oncor and once installed, the site will be energized. The installation is expected to be completed by October 23rd.

Financial Results for Fiscal First Quarter 2024 Ended August 31, 2023
Balance Sheet
Applied Digital ended the fiscal quarter with cash, cash equivalents, and restricted cash of $31.2 million and $44.0 million in debt outstanding.
Operating Results
Total revenues in the fiscal first quarter 2024 were $36.3 million, up 425% from the fiscal first quarter 2023. Revenues were attributable to the Company’s operations in Jamestown, North Dakota along with the increase in energized MW capacity at the Ellendale, North Dakota facility, and revenue from the Company’s first Cloud Services contract.
Cost of revenues in the fiscal first quarter 2024 was $24.4 million compared to $6.1 million in the fiscal first quarter 2023. The increase in cost was attributable to higher energy costs used to generate hosting revenues, depreciation, amortization expense, and personnel expenses for employees working on our Jamestown and Ellendale hosting facilities.
Operating expenses for the fiscal first quarter 2024 were $17.1 million. For the fiscal first quarter 2023, operating expenses were $5.0 million, almost all of which were attributable to general and administrative costs.
Net loss for the fiscal first quarter 2024 was $11.9 million, or $(0.12) per basic and diluted share, based on a weighted average share count during the quarter of 100.5 million. This compares to a net loss of $4.7 million, or $(0.05) per basic and diluted share, based on a weighted average share count of 93.1 million for the fiscal first quarter 2023.
Adjusted EBITDA, a non-GAAP measure, for the fiscal first quarter 2024 was $10.0 million compared to an Adjusted EBITDA loss of $1.7 million for the fiscal first quarter 2023.
Adjusted net income attribute to Applied Digital, a non-GAAP measure, for the fiscal first quarter of 2024, was $0.1 million or adjusted net income per basic and diluted share of less than $0.01, based on a weighted average share count during the quarter of approximately 100.5 million. This compares to an adjusted net loss, a non-GAAP measure, attributable to Applied Digital of $3.3 million, or $(0.03) per basic and diluted share, for the fiscal first quarter of 2023 based on a weighted average share count during the quarter of approximately 93.1 million.

Cash Flows
The Company experienced a net decrease in cash, cash equivalents, and restricted cash during the fiscal first quarter 2024 of $12.4 million. The primary drivers of the change were as follows:
•Purchase of property, equipment, and other assets of $32.6 million, driven by construction of the Company's and HPC hosting datacenters.
•Investments of $0.4 million.
•Finance lease prepayments of $7.6 million and repayment of finance leases of $4.8 million, primarily driven by the Company's leases of hosting equipment for Cloud services.
•Debt repayments of approximately $42.8 million.
These were partially offset by the following:
•Net cash received from operating activities of $4.5 million, driven by the recurring operations of the business.
•Borrowings of $6.8 million driven by draws on the Company's 9% loan from B. Riley and funding received from the 6.15% Vantage Garden City Loan
•Net cash received from the issuance of common stock of $64.5 million under the Company's at-the-market sales agreement.
Guidance
For full-year fiscal 2024, Applied Digital reaffirms its previously announced guidance of total revenue in the range of $385 million – $405 million, and Adjusted EBITDA in the range of $195 million – $205 million.
Investor Day
Applied Digital will host an Investor Day on Thursday, October 12, 2023, in New York, NY. Presentations will be made by Chairman and CEO Wes Cummins, CFO David Rench, and other senior leaders of the Company. The presentations will provide an in-depth overview of Applied Digital’s business, growth strategy, and financial outlook. In-person attendance is by invitation only to institutional investors and analysts. Presentations are expected to begin at 8:30 a.m. ET, and the event is expected to conclude at 12:00 p.m. ET.
Conference Call
Applied Digital will host a conference call today, October 9, 2023, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Digital conference call.
U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13741431
The conference call will broadcast live and be available for replay here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.
A replay of the call will be available after 1:00 p.m. Eastern Time October 9, 2023, through October 23, 2023.
Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Conference ID: 13741431
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures. See below for discussion on each non-GAAP metric.
Adjusted Operating Loss and Adjusted Net Loss
“Adjusted Operating Loss” and “Adjusted Net Loss” are non-GAAP measures that represents operating loss and net loss, respectively, excluding stock-based compensation and nonrecurring expenses. We believe these are useful metrics as they provide additional information regarding factors and trends affecting our business and provide perspective on results absent one-time or significant non-cash items. However, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted Operating Loss and Adjusted Net Loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Operating Loss and Adjusted Net Loss in the same fashion.
Because of these limitations, Adjusted Operating Loss and Adjusted Net Loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Operating Loss and Adjusted Net Loss on a supplemental basis. You should review the reconciliation of operating loss to Adjusted Operating Loss and net loss to Adjusted Net Loss above and not rely on any single financial measure to evaluate Applied Digital’s business.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, loss on extinguishment of debt, one-time professional service costs, and other nonrecurring costs. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Applied Digital’s performance that is neither required by, nor presented in accordance with, GAAP. Applied Digital believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Applied Digital may incur future expenses similar to those excluded when calculating these measures. In addition, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA above and not rely on any single financial measure to evaluate Applied Digital’s business.

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Brenlyn Motlagh or Diana Jarrah
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	August 31, 2023	May 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,942	$28,999
Restricted cash	25,271	14,575
Accounts receivable	27	82
Prepaid expenses and other current assets	2,308	2,103
Total current assets	33,548	45,759
Property and equipment, net	222,666	195,593
Operating lease right of use assets, net	11,183	1,290
Finance lease right of use assets, net	55,691	14,303
Other assets	26,065	7,012
TOTAL ASSETS	$349,153	$263,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,229	$6,446
Accrued liabilities	12,743	8,330
Current portion of operating lease liability	1,807	320
Current portion of finance lease liability	23,471	5,722
Current portion of debt	9,163	7,950
Customer deposits	32,559	32,559
Related party customer deposits	3,811	3,811
Deferred revenue	50,863	47,168
Related party deferred revenue	971	1,524
Sales and use tax payable	62	1,630
Total current liabilities	151,679	115,460
Long-term portion of operating lease liability	9,573	1,005
Long-term portion of finance lease liability	25,071	8,334
Long-term debt	34,882	33,222
Long-term related party loan	—	35,257
Other long-term related party liabilities	—	1,000
Total liabilities	221,205	194,278
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 166,666,667 shares authorized, 110,850,885 shares issued and 105,849,157 shares outstanding at August 31, 2023, and 100,927,358 shares issued and 95,925,630 shares outstanding at May 31, 2023	110	101
Treasury stock, 5,001,728 shares at August 31, 2023 and 5,001,728 shares at May 31, 2023, at cost	(62)	(62)
Additional paid in capital	240,073	160,194
Accumulated deficit	(112,173)	(100,716)
Total stockholders’ equity attributable to Applied Digital Corporation	127,948	59,517
Noncontrolling interest	—	10,162
Total stockholders' equity including noncontrolling interest	127,948	69,679
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$349,153	$263,957

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	August 31, 2023	August 31, 2022
Revenue:
Hosting revenue	$29,987	$4,338
Cloud services revenue	2,152	—
Related party hosting revenue	4,184	2,586
Total revenue	36,323	6,924
Costs and expenses:
Cost of revenues	24,398	6,093
Selling, general and administrative	17,052	5,008
Total costs and expenses	41,450	11,101
Operating loss	(5,127)	(4,177)
Interest Expense	2,074	356
Loss on extinguishment of debt	2,353	94
Loss from legal settlement	2,300	—
Net loss before income tax expenses	(11,854)	(4,627)
Income tax expense	—	32
Net loss	(11,854)	(4,659)
Net loss attributable to noncontrolling interest	(397)	(128)
Net loss attributable to Applied Digital Corporation	$(11,457)	$(4,531)

Basic and diluted net (loss) gain per share:
Basic and diluted net loss per share	$(0.12)	$(0.05)
Basic and diluted weighted average number of shares outstanding	100,521,673	93,105,835

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)(In thousands)

	Three Months Ended
	August 31, 2023	August 31, 2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(11,854)	$(4,659)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,860	1,136
Stock-based compensation	5,641	579
Deferred income taxes	—	32
Loss on extinguishment of debt	2,353	94
Loss from legal settlement	2,300	—
Amortization of debt issuance costs	235	—
Loss on abandonment of assets	173	—
Changes in operating assets and liabilities:
Accounts receivable	55	177
Prepaid expenses and other current assets	(205)	(164)
Customer deposits	—	4,042
Related party customer deposits	—	545
Current deferred revenue	3,695	15,316
Current related party deferred revenue	(553)	—
Accounts payable	205	196
Accrued liabilities	2,113	—
Lease assets and liabilities	39	—
Sales and use tax payable	(1,568)	—
Other assets	(5,972)	—
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	4,517	17,294
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(32,591)	(31,673)
Finance lease prepayments	(7,560)	—
Purchases of investments	(390)	—
CASH USED IN INVESTING ACTIVITIES	(40,541)	(31,673)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(4,849)	(209)
Borrowings of long-term debt	3,750	15,000
Borrowings of related party debt	3,000	—
Repayments of long-term debt	(3,463)	(7,488)
Repayment of related party debt	(39,257)	—
Payment of deferred financing costs	—	(140)
Noncontrolling interest contributions	—	1,747
Proceeds from issuance of common stock	64,482	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	23,663	8,910

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(12,361)	(5,469)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	43,574	46,299
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$31,213	$40,830

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$1,839	$356
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$10,272	$—
Finance right-of-use assets obtained by lease obligation	$46,952	$922
Property and equipment in accounts payable	$6,729	$8,352
Conversion of non-controlling interest	$9,765	$—
Loss from legal settlement	$2,300	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended
	August 31, 2023	August 31, 2022
Adjusted operating income (loss)
Operating loss (GAAP)	$(5,127)	$(4,177)
Stock-based compensation	5,641	579
Non-recurring professional service costs	592	408
Other non-recurring expenses	653	200
Adjusted operating income (loss) (Non-GAAP)	$1,759	$(2,990)
Adjusted operating margin	4.8%	(43.2)%

Adjusted net income (loss)
Net loss attributable to Applied Digital (GAAP)	$(11,457)	$(4,531)
Stock-based compensation	5,641	579
Loss on extinguishment of debt	2,353	94
Loss from legal settlement	2,300	—
Non-recurring professional service costs	592	408
Other non-recurring expenses	653	200
Adjusted net income (loss) attributable to Applied Digital (Non-GAAP)	$82	$(3,250)
Adjusted earnings per share (Non-GAAP)	$—	$(0.03)

EBITDA and Adjusted EBITDA
Net loss attributable to Applied Digital (GAAP)	$(11,457)	$(4,531)
Interest expense	2,074	356
Income tax benefit (expense)	—	32
Depreciation and amortization	7,860	1,136
EBITDA (Non-GAAP)	$(1,523)	$(3,007)
Stock-based compensation	5,641	579
Loss on extinguishment of debt	2,353	94
Loss from legal settlement	2,300	—
Non-recurring professional service costs	592	408
Other non-recurring expenses	653	200
Adjusted EBITDA (Non-GAAP)	$10,016	$(1,726)